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                                                                    Exhibit 23.2

16 December 1997

The Board of Directors
Peak International Limited

Re: Consent of Independent Auditors

We consent to the incorporation by reference in this registration statement of Peak International Limited on Form S-8 of our report dated May 26, 1997 appearing in the registration statement on Form F-1 of Peak International Limited (Registration No. 333-38991).

Yours faithfully,

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu